Exhibit 10.27

AMENDMENT NO. 1

This Amendment No. 1 (this “Amendment”) is entered into on October 31, 2024, by and between Streeterville Capital, LLC, a Utah limited liability company (“Investor”), and Grafiti Holding, Inc. a British Columbia corporation (“Company”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Purchase Agreement (as defined below).

A. Company issued to Investor that certain Secured Promissory Note dated June 26, 2024 (“Effective Date”) in the original principal amount of $6,470,000.00 (the “Note”) pursuant to that certain Note Purchase Agreement by and between Company and Investor dated June 26, 2024 (the “Purchase Agreement“).

B. Investor and Company intended that the Note shall qualify as a long-term liability of the Company as of the closing of the Business Combination (as defined in the Purchase Agreement) and therefore have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Transaction Documents as set forth herein.

C. Company intends to enter into that certain Note Purchase Agreement and Secured Promissory Note in an aggregate principal amount of up to $16,770,000 (“New Debt Financing”) with East West Capital LLC (“EWC”) and Breabeacon Holdings, Inc. (“BHI”, and together with EWC, the “Additional Lenders”) which requires the consent of the Investor pursuant to Section 4(iii) of the Purchase Agreement and Investor has agreed to consent to such New Debt Financing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Amendment to Section 5 of the Note. With deemed effect as of the Effective Date, Company and Investor agree that Section 5 is amended and restated as follows:

“Beginning on the date that is the earlier of (i) thirteen (13) months from the closing date of the Business Combination and (ii) January 1, 2026, and at the intervals indicated below until this Note is paid in full, Lender shall have the right to require Borrower to redeem up to an aggregate of one sixth (1/6) of the initial principal balance of this Note plus any interest accrued hereunder each month (each monthly exercise, a “Monthly Redemption Amount”) by providing written notice (each, a “Monthly Redemption Notice”) delivered to Borrower by facsimile, email, mail, overnight courier, or personal delivery; provided, however, that if Lender does not exercise any Monthly Redemption Amount in a corresponding month, then such Monthly Redemption Amount shall be available for Lender to redeem in any future month in addition to such future month’s Monthly Redemption Amount. Upon receipt of any Monthly Redemption Notice, Borrower shall pay the applicable Monthly Redemption Amount in cash to Lender within five (5) Business Days of Borrower’s receipt of such Monthly Redemption Notice. As used in this Note, “Business Day” means any day other than a Saturday, Sunday or a bank holiday in the City of Vancouver, British Columbia.”

3. Amendment to Section 4 of the Purchase Agreement. Company and Investor agree that Section 4 of the Purchase Agreement shall hereby be amended to add the following subsection (v).

“(v) The Company will not issue or sell or agree to issue or sell any Equity Securities for capital raising purposes without the Investor’s prior written consent. For purposes of this Section 4, Equity Securities means Common Stock or preferred stock of the Company, and any option, warrant, or right to subscribe for, acquire or purchase Common Stock or preferred stock.”

4. Consent. In accordance with Section 4(iii) of the Purchase Agreement, the Investor consents to the New Debt Financing on such terms and conditions as have been shared with the Investor.

5. Representations and Warranties. Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Company has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Company hereunder.

(b) There is no fact known to Company or which should be known to Company which Company has not disclosed to Investor on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Investor expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c) Except as expressly set forth in this Amendment, Company acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Company under the terms of the Purchase Agreement.

(d) Company has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Investor, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Purchase Agreement. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Company hereby acknowledges and agrees that the execution of this Amendment by Investor shall not constitute an acknowledgment of or admission by Investor of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e) Company represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Purchase Agreement, the Note or any of the other Transaction Documents, or have occurred prior to the date hereof.

5. Other Terms Unchanged. The Purchase Agreement, as amended by this Amendment, the Note, and the other Transaction Documents remain and continue in full force and effect, constitute legal, valid, and binding obligations of each of the parties, and are in all respects agreed to, ratified, and confirmed. Any reference to any of the Purchase Agreement after the date of this Amendment is deemed to be a reference to such Purchase Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and any Purchase Agreement, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Company acknowledges that it is unconditionally obligated to pay the remaining balance of the Note and represents that such obligation is not subject to any deductions, defenses, rights of offset, or counterclaims of any kind. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Investor under the Purchase Agreement, as in effect prior to the date hereof.

6. No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Purchase Agreement and, in making its decision to enter into the transactions contemplated by this Amendment, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

GRAFITI HOLDING, INC.

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	CEO

INVESTOR:

STREETERVILLE CAPITAL, LLC

By:	/s/ John Fife
Name:	John M. Fife
Title:	President